Exhibit 99.1

For Additional Information:

Bryan Giglia

Sunstone Hotel Investors, Inc.

(949) 382-3036

Aaron Reyes

Sunstone Hotel Investors, Inc.

(949) 382-3018

SUNSTONE HOTEL INVESTORS REPORTS RESULTS FOR FIRST QUARTER 2020

IRVINE, CA  – May 8, 2020 – Sunstone Hotel Investors, Inc. (the “Company” or “Sunstone”) (NYSE: SHO), the owner of Long-Term Relevant Real Estate® in the hospitality sector, today announced results for the first quarter ended March 31, 2020.

First Quarter 2020 Operational Results (as compared to First Quarter 2019):

•

Net (Loss) Income:  Net loss was $162.5 million as compared to net income of $17.9 million in the first quarter of 2019. Excluding the impairment loss recognized during the first quarter of 2020, net loss would have been $47.2 million.

•	20 Hotel Portfolio RevPAR: 20 Hotel Portfolio RevPAR decreased 25.7% to $131.94.
•	20 Hotel Portfolio Adjusted EBITDAre Margin: 20 Hotel Portfolio Adjusted EBITDAre Margin, excluding prior year property tax adjustments, net decreased 1,670 basis points to 9.6%.
•	Adjusted EBITDAre: Adjusted EBITDAre, excluding noncontrolling interest decreased 78.1% to $14.1 million.
•	Adjusted FFO: Adjusted FFO attributable to common stockholders per diluted share decreased 104.8% to $(0.01).

Information regarding the non-GAAP financial measures disclosed in this release is provided below in “Non-GAAP Financial Measures.” Reconciliations of non-GAAP financial measures to the most comparable GAAP measure for each of the periods presented are included later in this release.

John Arabia, President and Chief Executive Officer, stated, “In response to the unprecedented impact of COVID-19 on the lodging industry and our portfolio, we acted quickly to meet these significant challenges and position ourselves for the future. First, working with our hotel operators, and in consultation with various health authorities, we temporarily suspended operations at the majority of our hotels and significantly reduced operating expenses at those hotels that remain open and running at low occupancies. Second, we have postponed a large number of capital projects, while at the same time, we have accelerated a small number of operationally disruptive capital projects while the hotels have suspended operations. Third, we have paused both our share buyback activity and common stock distributions and put in place various cost-containment initiatives at our corporate headquarters. And finally, we are working with our top-tier bank group and note holders to not only provide us needed covenant relief, but also provide some flexibility to continue to manage our business with an eye on the future.”

Mr. Arabia continued, “Our strong balance sheet and liquidity position provide us with a long runway to endure this unprecedented operating environment. After taking the difficult,  but necessary, steps to protect the company and to maximize liquidity, we have turned our attention to the future. We are working with our operators to modify hotel operations to adapt to, and best compete in, a new environment and we continue to work with our group customers to rebook or sell new group meetings at most of our hotels. With our financial strength, significant expertise, and strong partnerships with our operators and capital providers, I am confident in our ability to weather this historic storm. I greatly look forward to reopening our hotels, getting the talented and hard-working hotel teams back to work and welcoming our guests to our hotels and resorts as soon as appropriate.”

Unaudited Selected Statistical and Financial Data ($ in millions, except RevPAR, ADR and per share amounts)

	Quarter Ended March 31,
	2020	2019	Change

Net (Loss) Income	$(162.5)	$17.9	(1,007.1)%
(Loss) Income Attributable to Common Stockholders per Diluted Share	$(0.75)	$0.06	(1,350.0)%

20 Hotel Portfolio RevPAR (1)	$131.94	$177.62	(25.7)%

20 Hotel Portfolio Occupancy (1)	60.1%	78.9%	(1,880)	bps
20 Hotel Portfolio ADR (1)	$219.54	$225.12	(2.5)%

20 Hotel Portfolio Adjusted EBITDAre Margin (1) (2)	9.6%	26.3%	(1,670)	bps

Adjusted EBITDAre, excluding noncontrolling interest	$14.1	$64.5	(78.1)%
Adjusted FFO Attributable to Common Stockholders	$(1.4)	$47.5	(103.0)%
Adjusted FFO Attributable to Common Stockholders per Diluted Share	$(0.01)	$0.21	(104.8)%

(1)	The 20 Hotel Portfolio includes all hotels owned by the Company as of March 31, 2020.
(2)	The 20 Hotel Portfolio Adjusted EBITDAre Margins exclude any prior year property tax adjustments, net.

Recent Developments

Due to the prevailing government mandated restrictions on travel and public gatherings since the outbreak of COVID-19, the Company has experienced a material reduction in all segments of hotel demand and has temporarily suspended operations at certain of its hotels. The Company estimates that approximately $34.6 million of March 2020 revenue was lost due to group cancellations, with an additional $33.5 million lost in April 2020. As a percentage of budgeted group room nights, cancellations for the second and third quarters of 2020 equate to 72% and 18%, respectively. As of the date of this release, the Company has not experienced any meaningful group cancellations in the fourth quarter of 2020. These figures could increase depending on the duration of travel restrictions and how quickly group customers return. Additionally, both business transient and leisure business have all but ceased in April. The Company recognized $10.1 million of additional expenses since the outbreak of COVID-19 during the first quarter of 2020, related to wages and benefits for furloughed or laid off hotel employees.  Due to the temporary suspension of operations at certain hotels in the portfolio and the incurrence of various extraordinary and non-recurring items,  comparisons between the financial results for the first quarter of 2020 to the first quarter of 2019 are not  meaningful.

In response to the uncertainty related to the ultimate impact on travel demand since the outbreak of COVID-19, the Company has taken, and is continuing to take, aggressive action to preserve liquidity and mitigate the ongoing operational and financial impact on its business including:

•

Working closely with its third-party managers to  materially reduce hotel operating expenses through the implementation of stringent operational cost containment measures, including significantly reduced staffing levels, limited food and beverage offerings, elimination of non-essential hotel services and the closure of unoccupied floors.

•	Temporarily suspending operations at 14 of its 20 hotels as of May 8, 2020.
•

Deferring a portion of its planned 2020 non-essential capital improvements into its portfolio. The Company expects to accelerate or initiate capital investment projects at certain hotels in order to opportunistically take advantage of the suspended operations and current demand environment to perform otherwise disruptive renovations. These projects will take place at the Marriott Portland, Renaissance Orlando at SeaWorld®, Renaissance Washington DC and the Wailea Beach Resort, and will adhere to the relevant government regulations and social distancing mandates aimed at both protecting those involved in the construction work and stemming the spread of COVID-19.

•

Suspending the Company’s quarterly dividend on its common stock. On April 15, 2020, the Company paid total stock dividends of $14.0 million for the first quarter of 2020, including $10.8 million paid to its common stockholders. The resumption in quarterly common dividends will be determined by the Company’s Board of Directors after considering the Company’s obligations under its various financing agreements, projected taxable income, long-term operating projections, expected capital requirements, and risks affecting the Company’s business.

•

Suspending the Company’s stock repurchase program. During the first quarter of 2020, the Company repurchased 9.8 million shares of its common stock at an average purchase price of $10.61 per share. Approximately $400.0 million of authorized capacity remains under the Company’s stock repurchase program. Future repurchases will depend on various factors, including the Company’s obligations under its various financing agreements, future capital needs as well as the price of the Company’s common and preferred stock.

•

Initiating a $300.0 million draw under the revolving portion of the Company’s amended credit agreement as a precautionary measure to increase the Company’s cash position and preserve financial flexibility. Following such borrowing, the Company has $200.0 million of capacity available for additional borrowing under the revolving portion of its amended credit agreement. In addition, the Company is working with its lenders to obtain waivers of its unsecured debt financial covenants beginning with the second quarter of 2020, which is expected to provide covenant relief through the end of the first quarter of 2021.

Impairment Losses

During the first quarter of 2020, the Company recorded a total impairment loss of $115.4 million, including $107.9 million on the Hilton Times Square and $5.2 million on the Renaissance Westchester related to deteriorating profitability exacerbated by the effect of the COVID-19 outbreak. In addition, the Company recorded an impairment loss of $2.3 million related to the abandonment of a potential project to expand one of its hotels.

Balance Sheet/Liquidity Update

As of March 31, 2020, the Company had $900.9 million of cash and cash equivalents, including restricted cash of $53.5 million, total assets of $3.8 billion, including $2.8 billion of net investments in hotel properties, total consolidated debt of $1.3 billion and stockholders’ equity of $2.3 billion.  Excluding the proceeds received from the $300.0 million draw on its credit facility, the Company had $600.9 million of cash and cash equivalents, including restricted cash of $53.5 million as of March 31, 2020.

2020  Operations Update

As of May 8, 2020, 14 of the Company’s 20 hotels have temporarily suspended operations. The hotels that were in operation for the entire month of April (the “Six Open Hotels”) were: Boston Park Plaza, Embassy Suites La Jolla, Hilton Times Square, Renaissance Harborplace, Renaissance Long Beach and Renaissance Los Angeles Airport. Preliminary April results include the following ($ in millions, except RevPAR and ADR):

	April
	2020	2019	Change
20 Hotel Portfolio Total Revenue (1)	$1.1	$95.8	(98.9)%
20 Hotel Portfolio Room Revenue (1)	$0.8	$66.4	(98.9)%

20 Hotel Portfolio RevPAR (1)	$2.40	$208.92	(98.9)%
20 Hotel Portfolio Occupancy (1)	2.2%	86.9%	(8,470)	bps
20 Hotel Portfolio ADR (1)	$109.19	$240.41	(54.6)%

6 Open Hotels Total Revenue	$1.1	$25.6	(95.9)%
6 Open Hotels Room Revenue	$0.7	$19.0	(96.1)%

6 Open Hotels RevPAR	$7.36	$187.57	(96.1)%
6 Open Hotels Occupancy	6.7%	86.4%	(7,970)	bps
6 Open Hotels ADR	$109.90	$217.10	(49.4)%

(1)

The 20 Hotel Portfolio includes all hotels owned by the Company as of March 31, 2020. In addition to the Six Open Hotels, three other hotels were open with reduced operations during the first week of April.

Due to continued uncertainty regarding the duration and extent of the COVID-19 pandemic, the Company cannot provide further assurances regarding the pandemic’s effect on the Company’s results, and the Company does not intend to provide further updates unless deemed appropriate.

Dividend Update

On May 1, 2020,  the Company’s Board of Directors declared cash dividends of $0.434375 per share payable to its Series E cumulative redeemable preferred stockholders and $0.403125 per share payable to its Series F cumulative redeemable preferred stockholders. The dividends will be paid on July 15, 2020 to stockholders of record as of June 30, 2020.

The Company has suspended its quarterly common stock cash dividends. The resumption in quarterly common dividends will be determined by the Company’s Board of Directors after considering the Company’s obligations under its various financing agreements, projected taxable income, long-term operating projections, expected capital requirements, and risks affecting the Company’s business.

Supplemental Disclosures

Contemporaneous with this release, the Company has furnished a Form 8-K with unaudited financial information. This additional information is being provided as a supplement to the information in this release and other filings with the SEC. The Company has no obligation to update any of the information provided to conform to actual results or changes in the Company’s portfolio, capital structure or future expectations.

Earnings Call

The Company will host a conference call to discuss first quarter 2020 financial results on May 8, 2020, at 12:00 p.m. Eastern Time (9:00 a.m. Pacific Time). A live webcast of the call will be available via the Investor Relations section of the Company’s website. Alternatively, investors may dial  1-786-789-4797 and reference confirmation code 7658286 to listen to the live call. A replay of the webcast will also be archived on the website.

About Sunstone Hotel Investors, Inc.

Sunstone Hotel Investors, Inc. is a lodging real estate investment trust (“REIT”) that as of the date of this release has interests in 20  hotels comprised of 10,610 rooms. Sunstone’s business is to acquire, own, asset manage and renovate or reposition hotels considered to be Long-Term Relevant Real Estate®, the majority of which are operated under nationally recognized brands, such as Marriott, Hilton and Hyatt. For further information, please visit Sunstone’s website at www.sunstonehotels.com.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of federal securities laws and regulations. These forward-looking statements are identified by their use of terms and phrases such as “anticipate,” “believe,” “continue,”  “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “predict,” “project,” “should,” “will” and other similar terms and phrases, including opinions, references to assumptions and forecasts of future results. Forward-looking statements are not guarantees of future performance and involve known and unknown risks, uncertainties and other factors that may cause the actual results to differ materially from those anticipated at the time the forward-looking statements are made. These risks include, but are not limited to: the short-term and long-term impact on the Company’s business of the COVID-19 global pandemic and the response of governments and the Company to the outbreak; general economic and business conditions, including a U.S. recession, trade conflicts and tariffs between the U.S. and its trading partners, changes in the European Union or global economic slowdown, which may diminish the desire for leisure travel or the need for business travel, as well as any type of flu or disease-related pandemic or the adverse effects of climate change, affecting the lodging and travel industry, internationally, nationally and locally; the Company’s need to operate as a REIT and comply with other applicable laws and regulations, including new laws, interpretations or court decisions that may change the federal or state tax laws or the federal or state income tax consequences of the Company’s qualification as a REIT; rising hotel operating costs due to labor costs, workers’ compensation and health-care related costs, including the impact of the Patient Protection and Affordable Care Act or its potential replacement, utility costs, insurance and unanticipated costs such as acts of nature and their consequences and other factors that may not be offset by increased room rates; relationships with, and the requirements and reputation of, the Company’s franchisors and hotel brands; relationships with, and the requirements, performance and reputation of, the managers of the Company’s hotels; the ground, building or airspace leases for four of the 20 Hotels the Company has interests in as of the date of this release; competition for the acquisition of hotels, and the Company’s ability to complete acquisitions and dispositions; performance of hotels after they are acquired; new hotel supply, or alternative lodging options such as timeshare, vacation rentals or sharing services such as Airbnb, in the Company’s markets, which could harm its occupancy levels and revenue at its hotels; competition from hotels not owned by the Company; the need for renovations, repositionings and other capital expenditures for the Company’s hotels; the impact, including any delays, of renovations and repositionings on hotel operations; changes in the Company’s business strategy or acquisition or disposition plans; the Company’s level of debt, including secured, unsecured, fixed and variable rate debt; financial and other covenants in the Company’s debt and preferred stock; the Company’s hotels may become impaired, or its hotels which have previously become impaired may become further impaired in the future, which may adversely affect its financial condition and results of operations; volatility in the capital markets and the effect on lodging demand or the Company’s ability to obtain capital on favorable terms or at all; potential adverse tax consequences in the event that the Company’s operating leases with its taxable REIT subsidiaries are not held to have been made on an arm’s-length basis; system security risks, data protection breaches, cyber-attacks, including those impacting the Company’s hotel managers or other third parties, and systems integration issues; other events beyond the Company’s control, including natural disasters, terrorist attacks or civil unrest; and other risks and uncertainties associated with our business described in the Company’s filings with the Securities and Exchange Commission. Although the Company believes the expectations reflected in such forward-looking statements are based upon reasonable assumptions, it can give no assurance that the expectations will be attained or that any deviation will not be material. All forward-looking information provided herein is as of the date of this release, and the Company undertakes no obligation to update any forward-looking statement to conform the statement to actual results or changes in the Company’s expectations.

This release should be read together with the consolidated financial statements and notes thereto included in our most recent reports on Form 10-K and Form 10-Q. Copies of these reports are available on our website at www.sunstonehotels.com and through the SEC’s Electronic Data Gathering Analysis and Retrieval System (“EDGAR”) at www.sec.gov.

Non-GAAP Financial Measures

We present the following non-GAAP financial measures that we believe are useful to investors as key supplemental measures of our operating performance: earnings before interest expense, taxes, depreciation and amortization for real estate, or EBITDAre;  Adjusted EBITDAre, excluding noncontrolling interest (as defined below); funds from operations attributable to common stockholders, or FFO attributable to common stockholders;  Adjusted FFO attributable to common stockholders (as defined below);  hotel Adjusted EBITDAre;  and hotel Adjusted EBITDAre margins. These measures should not be considered in isolation or as a substitute for measures of performance in accordance with GAAP. In addition, our calculation of these measures may not be comparable to other companies that do not define such terms exactly the same as the Company. These non-GAAP measures are used in addition to and in conjunction with results presented in accordance with GAAP. They should not be considered as alternatives to net income (loss), cash flow from operations, or any other operating performance measure prescribed by GAAP. These non-GAAP financial measures reflect additional ways of viewing our operations that we believe, when viewed with our GAAP results and the reconciliations to the corresponding GAAP financial measures, provide a more complete understanding of factors and trends affecting our business than could be obtained absent this disclosure. We strongly encourage investors to review our financial information in its entirety and not to rely on a single financial measure.

We present EBITDAre in accordance with guidelines established by the National Association of Real Estate Investment Trusts (“NAREIT”), as defined in its September 2017 white paper “Earnings Before Interest, Taxes, Depreciation and Amortization for Real Estate.” We believe EBITDAre is a useful performance measure to help investors evaluate and compare the results of our operations from period to period in comparison to our peers. NAREIT defines EBITDAre as net income (calculated in accordance with GAAP) plus interest expense, income tax expense, depreciation and amortization, gains or losses on the disposition of depreciated property (including gains or losses on change in control), impairment write-downs of depreciated property and of investments in unconsolidated affiliates caused by a decrease in the value of depreciated property in the affiliate, and adjustments to reflect the entity’s share of EBITDAre of unconsolidated affiliates.

We make additional adjustments to EBITDAre when evaluating our performance because we believe that the exclusion of certain additional items described below provides useful information to investors regarding our operating performance, and that the presentation of Adjusted EBITDAre,  excluding noncontrolling interest, when combined with the primary GAAP presentation of net income, is beneficial to an investor’s complete understanding of our operating performance. In addition, we use both EBITDAre and Adjusted EBITDAre, excluding noncontrolling interest as measures in determining the value of hotel acquisitions and dispositions.

We believe that the presentation of FFO attributable to common stockholders provides useful information to investors regarding our operating performance because it is a measure of our operations without regard to specified noncash items such as real estate depreciation and amortization, any real estate impairment loss and any gain or loss on sale of real estate assets, all of which are based on historical cost accounting and may be of lesser significance in evaluating our current performance. Our presentation of FFO attributable to common stockholders conforms to NAREIT’s definition of “FFO applicable to common shares.” Our presentation may not be comparable to FFO reported by other REITs that do not define the terms in accordance with the current NAREIT definition, or that interpret the current NAREIT definition differently than we do.

We also present Adjusted FFO attributable to common stockholders when evaluating our operating performance because we believe that the exclusion of certain additional items described below provides useful supplemental information to investors regarding our ongoing operating performance, and may facilitate comparisons of operating performance between periods and our peer companies.

We adjust EBITDAre and FFO attributable to common stockholders for the following items, which may occur in any period, and refer to these measures as either Adjusted EBITDAre, excluding noncontrolling interest or Adjusted FFO attributable to common stockholders:

•

Amortization of favorable and unfavorable contracts:  we exclude the noncash amortization of the favorable management contract asset recorded in conjunction with our acquisition of the Hilton Garden Inn Chicago Downtown/Magnificent Mile, along with the favorable and unfavorable tenant lease contracts, as applicable, recorded in conjunction with our acquisitions of the Boston Park Plaza, the Hilton Garden Inn Chicago Downtown/Magnificent Mile, the Hyatt Regency

San Francisco and the Wailea Beach Resort. We exclude the noncash amortization of favorable and unfavorable contracts because it is based on historical cost accounting and is of lesser significance in evaluating our actual performance for the current period.

•

Gains or losses from debt transactions: we exclude the effect of finance charges and premiums associated with the extinguishment of debt, including the acceleration of deferred financing costs from the original issuance of the debt being redeemed or retired because, like interest expense, their removal helps investors evaluate and compare the results of our operations from period to period by removing the impact of our capital structure.

•

Acquisition costs: under GAAP, costs associated with completed acquisitions that meet the definition of a business are expensed in the year incurred. We exclude the effect of these costs because we believe they are not reflective of the ongoing performance of the Company or our hotels.

•

Cumulative effect of a change in accounting principle:  from time to time, the FASB promulgates new accounting standards that require the consolidated statement of operations to reflect the cumulative effect of a change in accounting principle. We exclude these one-time adjustments, which include the accounting impact from prior periods, because they do not reflect our actual performance for that period.

•

Other adjustments: we exclude other adjustments that we believe are outside the ordinary course of business because we do not believe these costs reflect our actual performance for the period and/or the ongoing operations of our hotels. Such items may include: lawsuit settlement costs; prior year property tax assessments or credits; the write-off of development costs associated with abandoned projects; property-level restructuring, severance and management transition costs; lease terminations; and property insurance proceeds or uninsured losses.

In addition, to derive Adjusted EBITDAre, excluding noncontrolling interest we exclude the noncontrolling partner’s pro rata share of the net (income) loss allocated to the Hilton San Diego Bayfront partnership, as well as the noncontrolling partner’s pro rata share of any EBITDAre and Adjusted EBITDAre components.  We  also exclude the noncash expense incurred with the amortization of deferred stock compensation as this expense is based on historical stock prices at the date of grant to our corporate employees and does not reflect the underlying performance of our hotels. In addition, we exclude the amortization of our right-of-use assets and liabilities as these expenses are based on historical cost accounting and do not reflect the actual rent amounts due to the respective lessors or the underlying performance of our hotels. Additionally, we include an adjustment for the cash finance lease expenses recorded on the ground lease at the Courtyard by Marriott Los Angeles (prior to the hotel’s sale in October 2019) and the building lease at the Hyatt Centric Chicago Magnificent Mile. We determined that both of these leases are finance leases, and, therefore, we include a portion of the lease payments each month in interest expense. We adjust EBITDAre for these two finance leases in order to more accurately reflect the actual rent due to both hotels’ lessors in the current period, as well as the operating performance of both hotels.  We  also exclude the effect of gains and losses on the disposition of undepreciated assets because we believe that including them in Adjusted EBITDAre, excluding noncontrolling interest is not consistent with reflecting the ongoing performance of our assets.

To derive Adjusted FFO attributable to common stockholders,  we also exclude the noncash interest on our derivatives and finance lease obligations as we believe that these items are not reflective of our ongoing finance costs. Additionally, we exclude the noncontrolling partner’s pro rata share of any FFO adjustments related to our consolidated Hilton San Diego Bayfront partnership. We also exclude the real estate amortization of our right-of-use assets and liabilities, which includes the amortization of both our finance and operating lease intangibles (with the exception of our corporate operating lease), as these expenses are based on historical cost accounting and do not reflect the actual rent amounts due to the respective lessors or the underlying performance of our hotels. In addition, we exclude changes to deferred tax assets, liabilities or valuation allowances, and income tax benefits or provisions associated with the application of net operating loss carryforwards, uncertain tax positions or with the sale of assets other than real estate investments.

In presenting hotel Adjusted EBITDAre and hotel Adjusted EBITDAre margins, miscellaneous non-hotel items have been excluded. We believe the calculation of hotel Adjusted EBITDAre results in a more accurate presentation of the hotel Adjusted EBITDAre margins for our hotels, and that these non-GAAP financial measures are useful to investors in evaluating our property-level operating performance.

Reconciliations of net (loss) income to EBITDAre, Adjusted EBITDAre,  excluding noncontrolling interest, FFO attributable to common stockholders, Adjusted FFO attributable to common stockholders, hotel Adjusted EBITDAre and hotel Adjusted EBITDAre margins are set forth in the following pages of this release.

Sunstone Hotel Investors, Inc.

Consolidated Balance Sheets

(In thousands, except share data)

	March 31,	December 31,
	2020	2019
	(unaudited)
Assets
Current assets:
Cash and cash equivalents	$847,445	$816,857
Restricted cash	53,485	48,116
Accounts receivable, net	23,134	35,209
Prepaid expenses and other current assets	14,192	13,550
Total current assets	938,256	913,732

Investment in hotel properties, net	2,756,412	2,872,353
Finance lease right-of-use asset, net	47,284	47,652
Operating lease right-of-use assets, net	41,198	60,629
Deferred financing costs, net	2,511	2,718
Other assets, net	13,879	21,890

Total assets	$3,799,540	$3,918,974

Liabilities and Equity
Current liabilities:
Accounts payable and accrued expenses	$39,072	$35,614
Accrued payroll and employee benefits	17,142	25,002
Dividends and distributions payable	13,984	135,872
Other current liabilities	33,831	46,955
Current portion of notes payable, net	82,189	82,109
Total current liabilities	186,218	325,552

Notes payable, less current portion, net	1,187,468	888,954
Finance lease obligation, less current portion	15,570	15,570
Operating lease obligations, less current portion	48,460	49,691
Other liabilities	24,818	18,136
Total liabilities	1,462,534	1,297,903

Commitments and contingencies

Equity:
Stockholders' equity:
Preferred stock, $0.01 par value, 100,000,000 shares authorized:
6.95% Series E Cumulative Redeemable Preferred Stock, 4,600,000 shares issued and outstanding at March 31, 2020 and December 31, 2019, stated at liquidation preference of $25.00 per share	115,000	115,000
6.45% Series F Cumulative Redeemable Preferred Stock, 3,000,000 shares issued and outstanding at March 31, 2020 and December 31, 2019, stated at liquidation preference of $25.00 per share	75,000	75,000
Common stock, $0.01 par value, 500,000,000 shares authorized, 215,541,134 shares issued and outstanding at March 31, 2020 and 224,855,351 shares issued and outstanding at December 31, 2019	2,155	2,249
Additional paid in capital	2,578,445	2,683,913
Retained earnings	1,156,394	1,318,455
Cumulative dividends and distributions	(1,633,763)	(1,619,779)
Total stockholders' equity	2,293,231	2,574,838
Noncontrolling interest in consolidated joint venture	43,775	46,233
Total equity	2,337,006	2,621,071

Total liabilities and equity	$3,799,540	$3,918,974

Sunstone Hotel Investors, Inc.

Consolidated Statements of Operations

(In thousands, except per share data)

	Quarter Ended March 31,
	2020	2019
	(unaudited)
Revenues
Room	$127,400	$171,858
Food and beverage	47,990	69,113
Other operating	15,822	16,709
Total revenues	191,212	257,680
Operating expenses
Room	44,245	48,246
Food and beverage	41,760	46,822
Other operating	3,764	3,965
Advertising and promotion	12,462	13,564
Repairs and maintenance	10,049	10,282
Utilities	5,842	6,665
Franchise costs	5,336	6,839
Property tax, ground lease and insurance	20,051	20,348
Other property-level expenses	28,845	32,840
Corporate overhead	7,394	7,516
Depreciation and amortization	36,746	36,387
Impairment losses	115,366	—
Total operating expenses	331,860	233,474
Interest and other income	2,306	4,924
Interest expense	(17,507)	(14,326)
(Loss) income before income taxes	(155,849)	14,804
Income tax (provision) benefit, net	(6,670)	3,112
Net (loss) income	(162,519)	17,916
Loss (income) from consolidated joint venture attributable to noncontrolling interest	458	(1,599)
Preferred stock dividends	(3,207)	(3,207)
(Loss) income attributable to common stockholders	$(165,268)	$13,110

Basic and diluted per share amounts:
Basic and diluted (loss) income attributable to common stockholders per common share	$(0.75)	$0.06

Basic and diluted weighted average common shares outstanding	221,036	227,219

Distributions declared per common share	$0.05	$0.05

Sunstone Hotel Investors, Inc.

Reconciliation of Net (Loss) Income to Non-GAAP Financial Measures

(Unaudited and in thousands)

Reconciliation of Net (Loss) Income to EBITDAre and Adjusted EBITDAre, Excluding Noncontrolling Interest

	Quarter Ended March 31,
	2020	2019

Net (loss) income	$(162,519)	$17,916
Operations held for investment:
Depreciation and amortization	36,746	36,387
Interest expense	17,507	14,326
Income tax provision (benefit), net	6,670	(3,112)
Impairment loss - hotel properties	113,064	—
EBITDAre	11,468	65,517

Operations held for investment:
Amortization of deferred stock compensation	2,207	2,122
Amortization of right-of-use assets and liabilities	(261)	(19)
Finance lease obligation interest - cash ground rent	(351)	(589)
Prior year property tax adjustments, net	(81)	189
Impairment loss - abandoned development costs	2,302	—
Noncontrolling interest:
Loss (income) from consolidated joint venture attributable to noncontrolling interest	458	(1,599)
Depreciation and amortization	(804)	(639)
Interest expense	(420)	(560)
Amortization of right-of-use asset and liability	72	72
Impairment loss - abandoned development costs	(449)	—
Adjustments to EBITDAre, net	2,673	(1,023)

Adjusted EBITDAre, excluding noncontrolling interest	$14,141	$64,494

Sunstone Hotel Investors, Inc.

Reconciliation of Net (Loss) Income to Non-GAAP Financial Measures

(Unaudited and in thousands, except per share amounts)

Reconciliation of Net (Loss) Income to FFO  Attributable to Common Stockholders and

Adjusted FFO  Attributable to Common Stockholders

	Quarter Ended March 31,
	2020	2019

Net (loss) income	$(162,519)	$17,916
Preferred stock dividends	(3,207)	(3,207)
Operations held for investment:
Real estate depreciation and amortization	36,122	35,770
Impairment loss - hotel properties	113,064	—
Noncontrolling interest:
Loss (income) from consolidated joint venture attributable to noncontrolling interest	458	(1,599)
Real estate depreciation and amortization	(804)	(639)
FFO attributable to common stockholders	(16,886)	48,241

Operations held for investment:
Real estate amortization of right-of-use assets and liabilities	146	151
Noncash interest on derivatives and finance lease obligations, net	6,080	2,119
Prior year property tax adjustments, net	(81)	189
Impairment loss - abandoned development costs	2,302	—
Noncash income tax provision (benefit), net	7,415	(3,284)
Noncontrolling interest:
Real estate amortization of right-of-use asset and liability	72	72
Impairment loss - abandoned development costs	(449)	—
Adjustments to FFO attributable to common stockholders, net	15,485	(753)

Adjusted FFO attributable to common stockholders	$(1,401)	$47,488

FFO attributable to common stockholders per diluted share	$(0.08)	$0.21

Adjusted FFO attributable to common stockholders per diluted share	$(0.01)	$0.21

Basic weighted average shares outstanding	221,036	227,219
Shares associated with unvested restricted stock awards	—	260
Diluted weighted average shares outstanding	221,036	227,479

Sunstone Hotel Investors, Inc.

Non-GAAP Financial Measures

Hotel Adjusted EBITDAre and Margins

(Unaudited and in thousands)

	Quarter Ended March 31,
	2020	2019

20 Hotel Portfolio Adjusted EBITDAre Margin, excluding prior year property tax adjustments, net (1)	9.6%	26.3%

Total revenues	$191,212	$257,680
Non-hotel revenues (2)	(22)	(23)
Total Actual Hotel Revenues	191,190	257,657
Sold hotel revenues (3)	—	(3,070)
Total 20 Hotel Portfolio Revenues	$191,190	$254,587

Net (loss) income	$(162,519)	$17,916
Non-hotel revenues (2)	(22)	(23)
Non-hotel operating expenses, net (4)	(533)	(767)
Prior year property tax adjustments, net (5)	(81)	189
Taxes assessed on commercial rents (6)	136	360
Corporate overhead	7,394	7,516
Depreciation and amortization	36,746	36,387
Impairment loss	115,366	—
Interest and other income	(2,306)	(4,924)
Interest expense	17,507	14,326
Income tax provision (benefit), net	6,670	(3,112)
Actual Hotel Adjusted EBITDAre	18,358	67,868
Sold hotel Adjusted EBITDAre (3)	—	(875)
20 Hotel Portfolio Adjusted EBITDAre, excluding prior year property tax adjustments, net	$18,358	$66,993

(1)

20 Hotel Portfolio Adjusted EBITDAre Margin, excluding prior year property tax adjustments, net is calculated as 20 Hotel Portfolio Adjusted EBITDAre, excluding prior year property tax adjustments, net divided by Total 20 Hotel Portfolio Revenues.

(2)

Non-hotel revenues include the amortization of favorable and unfavorable tenant lease contracts recorded in conjunction with the Company's acquisitions of the Boston Park Plaza, the Hilton Garden Inn Chicago Downtown/Magnificent Mile, the Hyatt Regency San Francisco and the Wailea Beach Resort.

(3)	Sold hotel includes hotel revenues and Adjusted EBITDAre generated during the Company's ownership period for the Courtyard by Marriott Los Angeles, sold in October 2019.
(4)

Non-hotel operating expenses, net include the following: the amortization of hotel real estate-related right-of-use assets; the amortization of a favorable management agreement; and finance lease obligation interest - cash ground rent.

(5)

Prior year property tax adjustments, net for the first quarter of 2020 include a total credit, net of appeal fees of $(0.1) million received at the Embassy Suites Chicago and Renaissance Harborplace. Prior year property tax adjustments, net for the first quarter of 2019 includes an assessment of $0.2 million received at the Oceans Edge Resort & Marina.

(6)	Taxes assessed on commercial rents for the first quarter ended March 31, 2020 and 2019 include $0.1 million and $0.4 million, respectively, at the Hyatt Regency San Francisco.